UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Ekso Bionics Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EKSO BIONICS HOLDINGS, INC.
1414 Harbour Way South, Suite 1201
Richmond, California 94804

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 12, 2020

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), will be held at the offices of the Company at 1414 Harbour Way South, Suite 1201, Richmond, California 94804 on March 12, 2020 at 8:30 a.m., PST, for the purpose of considering and voting upon the following matters:

1.	To approve amendments to our Articles of Incorporation, and to authorize the board of directors of the Company (“Board of Directors”) to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-5 and not more than 1-for-15, with our Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, with the exact ratio of any reverse stock split (the “Split Ratio”) to be set within the above range as determined by our Board of Directors in its discretion, and without a corresponding reduction in the total number of authorized shares of common stock (the “Reverse Stock Split Proposal” or “Proposal One”);
2.	To approve an amendment to our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) to increase the number of shares authorized for grant under the 2014 Plan from 12,614,290 shares to 17,614,290 shares (or the quotient obtained by dividing such number by the Split Ratio, if the Reverse Stock Split Proposal is approved and implemented) (the “2014 Plan Amendment Proposal” or “Proposal Two”); and
3.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals (“Adjournment of Special Meeting Proposal” or “Proposal Three”).

The Board of Directors has fixed the close of business on January 16, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Special Meeting, you must obtain from the nominee a proxy issued in your name.

Your vote is important. Whether or not you plan to attend the Special Meeting we hope you will vote as soon as possible. Please refer to the section entitled “Important Information About the Special Meeting and Voting - How Do I Vote?” beginning on page 2 of the proxy statement for a description of how to vote in advance of the Special Meeting.

By Order of the Board of Directors,

/s/ Jack Peurach

Jack Peurach
President and Chief Executive Officer

Richmond, California
February 10, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 12, 2020: THE NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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EKSO BIONICS HOLDINGS, INC.
 1414 Harbour Way South, Suite 1201
Richmond, California 94804

PROXY STATEMENT
Special Meeting of Stockholders
To Be Held On March 12, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (“Board of Directors”) of Ekso Bionics Holdings, Inc., a Nevada corporation (“we”, “us” or the “Company”), for use at a special meeting of stockholders to be held on March 12, 2020, at 8:30 a.m., PST, at the offices of the Company at 1414 Harbour Way South, Suite 1201, Richmond, California, and at any adjournment or postponement thereof (the “Special Meeting”). The Notice of the Special Meeting, this Proxy Statement and a form of proxy card (“Proxy Card”) are being mailed to our stockholders of record as of January 16, 2020 (the “Record Date”). Unless the context otherwise requires, references to the “Company,” “we,” “us,” and “our” refer to Ekso Bionics Holdings, Inc.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving access to these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting to be held on March 12, 2020, at 8:30 a.m., local time, at the offices of the Company at 1414 Harbour Way South, Suite 1201, Richmond, California. As a stockholder of record or beneficial owner of shares of the Company at the close of business on the Record Date, you are invited to attend our Special Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will consider and vote upon the following matters:

1.	To approve amendments to our Articles of Incorporation, and to authorize the board of directors of the Company (“Board of Directors”) to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-5 and not more than 1-for-15, with our Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, with the exact ratio of any reverse stock split (the “Split Ratio”) to be set within the above range as determined by our Board of Directors in its discretion, and without a corresponding reduction in the total number of authorized shares of common stock (the “Reverse Stock Split Proposal” or “Proposal One”);
2.	To approve an amendment to our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) to increase the number of shares authorized for grant under the 2014 Plan from 12,614,290 shares to 17,614,290 shares (or the quotient obtained by dividing such number by the Split Ratio, if the Reverse Stock Split Proposal is approved and implemented) (the “2014 Plan Amendment Proposal” or “Proposal Two”); and
3.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals (“Adjournment of Special Meeting Proposal” or “Proposal Three”).

Members of our Board of Directors and management will be present at the Special Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote at the Special Meeting?

Only our common stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 86,919,512 shares of common stock, $0.001 par value per share, issued and outstanding and entitled to vote.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock as of the close of business on the Record Date will entitle the holder of such share as of such time to one vote on each of the proposals presented at the Special Meeting.

Who can attend the Special Meeting?

All of our stockholders as of the close of business on the Record Date may attend the Special Meeting.

Even if your shares are held in “street name,” as the beneficial owner of shares, you are invited to attend the Special Meeting. However, if you wish to attend the Special Meeting, please bring to the Special Meeting your bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. We reserve the right to deny admission to anyone who cannot show valid identification or sufficient proof of share ownership as of the Record Date.

Please contact us at (510) 984-1761 or customerrelations@eksobionics.com for directions to the Special Meeting.

Can I find out who the stockholders are?

A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for 10 days prior to the Special Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Special Meeting.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. Stockholders representing a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum. Proxies received but marked as abstentions or treated as Broker Discretionary Votes (see “- What if I do not specify how my shares are to be voted?” below) will be included in the calculation of the number of shares considered to be present at the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting or vote by proxy as instructed below.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account by a bank, broker or other nominee (the record holder of your shares), then you are the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your record holder how to vote your shares of common stock, and the record holder is required to vote your shares of common stock in accordance with your instructions.

How do I vote?

Stockholders of Record: If you are a registered stockholder of common stock, meaning that you hold your shares in certificate form or through an account with our transfer agent, Vstock Transfer, LLC, you would have received the Notice of Special Meeting, this Proxy Statement and Proxy Card directly from Broadridge Financial Solutions, Inc. (“Broadridge”). If you wish to vote prior to the Special Meeting, you may vote over the Internet, by telephone, by mail or in person at the Special Meeting as follows:

•	Over the Internet. Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Have your Proxy Card in hand when you access the website and follow the instructions to vote your shares. You must submit your internet proxy before 11:59 p.m., Eastern Time, on March 11, 2020, the day before the Special Meeting, for your proxy to be valid and your vote to count.
•	By Telephone: You may vote by mail if you request a copy of a form of Proxy Card to be mailed to you. In that case, call 1-800-690-6903. Have your Proxy Card in hand when you call. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on March 11, 2020, the day before the Special Meeting, for your proxy to be valid and your vote to count.

•	By Mail. You must complete and sign your proxy card and mail it to Broadridge in the postage prepaid envelope provided to you to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card not later than March 11, 2020, the day before the Special Meeting, for your proxy to be valid and your vote to count.
•	In Person at the Special Meeting. You can vote in person by attending the Special Meeting and delivering your completed Proxy Card in person or by completing a ballot, which we will provide to you at the Special Meeting.

Beneficial Owners of Shares Held in Street Name: If on the Record Date your shares are held in street name, the Notice of Special Meeting, this Proxy Statement and the Proxy Card are being forwarded to you by or on behalf of your bank, broker or other nominee. If you wish to vote prior to the Special Meeting, follow the instructions provided by your bank, broker or other nominee explaining how you can vote. If you would like to vote in person at the Special Meeting, contact your bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting, along with a bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. A broker’s proxy is not the form of Proxy Card provided by us. You will not be able to vote shares you hold in street name in person at the Special Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

401(k) Holders: If you participate in and hold common stock through the Company’s 401(k) Plan, you may vote the number of shares of common stock credited to your account as of the Record Date. You would have received the Notice of Special Meeting, this Proxy Statement and Proxy Card directly from Broadridge. If eligible to vote and you wish to vote prior to the Special Meeting, you may vote by instructing Principal Financial Group, the trustee of the Company’s 401(k) Plan, pursuant to the Proxy Card. The trustee will vote your shares in accordance with your duly executed Proxy Card, provided that the trustee receives the Proxy Card before 11:59 p.m., Eastern Time, on March 9, 2020. If you do not return your Proxy Card, the shares credited to your 401(k) plan account will be voted by the trustee in the same proportion that it votes the shares for which it timely received Proxy Cards. You may also revoke a previously given proxy card until 11:59 p.m., Eastern Time, on March 9, 2020, by filing with the trustee either a written notice of revocation or a properly completed and signed Proxy Card or Internet vote or telephone vote having a later date.

What if I do not specify how my shares are to be voted?

If you are the stockholder of record and you submit a proxy but do not provide any voting instructions, your shares may be voted in accordance with the recommendations of our Board of Directors on certain matters to be transacted at the Special Meeting. If you hold your shares in street name and do not instruct your bank or broker how to vote, your bank or broker will nevertheless be entitled to vote your shares of common stock with respect to “routine” matters, but not with respect to “non-routine” matters.

Please note that at the Special Meeting, we believe that only the Reverse Stock Split Proposal (Proposal One) and the Adjournment of Special Meeting Proposal (Proposal Three) will be considered “routine” matters. Under applicable rules, banks and brokers are permitted to vote the shares held in their name for the account of a beneficial holder for “routine” matters, even if such bank or broker does not receive instructions from the beneficial holder. We will refer to these votes cast by banks and brokers without instruction from the relevant beneficial holder as “Broker Discretionary Votes”. We believe that based on the policies of most banks and brokers, all or the majority of Broker Discretionary Votes will be cast in accordance with the recommendation of our Board of Directors, and therefore “for” Proposal One and Proposal Three.

We believe that the 2014 Plan Amendment Proposal (Proposal Two) will be considered a “non-routine” matter, and your broker will not have discretion to vote on this proposal without instructions from you. We will refer to these shares not voted by banks and brokers in absence of instructions from the relevant beneficial holder as “Broker Non-Votes.”

It is therefore important that you provide instructions to your bank or broker so that your shares are voted accordingly.

Can I change or revoke my vote after I submit my proxy?

Yes, you can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may cast a new vote by telephone or over the internet.
•	You may submit another properly completed proxy with a later date.
•	You may remove a previously submitted vote online at www.proxyvote.com.
•	You may attend the Special Meeting and vote in person (although simply attending the Special Meeting will not, by itself, revoke your proxy).

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, you may change your vote by attending the Special Meeting and voting in person.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends that you vote:

•	FOR the Reverse Stock Split Proposal (Proposal One);
•	FOR the 2014 Plan Amendment Proposal (Proposal Two); and
•	FOR the Adjournment of Special Meeting Proposal (Proposal Three).

For a more detailed discussion of why you should vote “FOR” Proposal One, Proposal Two and Proposal Three, see “Proposal One - Reverse Stock Split Proposal,” “Proposal Two - 2014 Plan Amendment Proposal” and “Proposal Three - Adjournment of Special Meeting Proposal,” respectively.

Will any other business be conducted at the Special Meeting?

No, under our By-Laws, only the matters described in the Notice of Special Meeting may be transacted at the Special Meeting.

What votes are necessary to approve each of the proposals?

Proposal One - Reverse Stock Split Proposal. The affirmative vote of a majority of the shares outstanding is required to approve the Reverse Stock Split Proposal. Abstentions will be counted as votes against this proposal. As this proposal is a “routine” matter, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.

Proposal Two - 2014 Plan Amendment Proposal. The affirmative vote of a majority of the votes present or represented by proxy at the Special Meeting by the holders of common stock is required to approve the 2014 Plan Amendment Proposal. Abstentions will effectively count as negative votes on this proposal. Broker Non-Votes will have no effect on the outcome of this proposal.

Proposal Three - Adjournment of Special Meeting Proposal. The affirmative vote of a majority of the votes present or represented by proxy at the Special Meeting is required to approve the Adjournment of Special Meeting Proposal. Abstentions will effectively count as negative votes on this proposal. As this proposal is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.

EXPENSES OF SOLICITATION

All costs of solicitations of proxies will be borne by us. In addition to these proxy materials, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection therewith.

STOCKHOLDER PROPOSALS

Deadline for Submission of Stockholder Proposals for our 2020 Annual Meeting

Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the proxy statement for our 2020 annual meeting of stockholders, to be held later this year. For a proposal of a stockholder to be considered for inclusion in the proxy statement for our 2020 annual meeting, it had to have been received by our Corporate Secretary in writing at our principal offices, Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201, Richmond, California 94804, Attention: Corporate Secretary, no later than January 1, 2020.

Under our By-Laws, if a stockholder wishes to present a proposal or wants to nominate candidates for election as directors at our 2020 annual meeting of stockholders, such stockholder must give written notice to the Corporate Secretary of the Company at our principal executive offices at the address noted above. The Secretary must receive such notice not earlier than 120 days prior to the one year anniversary of the date of the 2019 annual meeting, or not earlier than February 21, 2020, and not less than 90 days prior to the one year anniversary of the date of the 2019 annual meeting, or not later than March 22, 2020; provided, however, that in the event that our 2020 annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the 2019 annual meeting, notice must be received by the Corporate Secretary not earlier than 120 days prior to the date of our 2020 annual meeting of stockholders and not later than the close of business on the 10th day following the day on which notice of the date of our 2020 annual meeting of stockholders is mailed or public disclosure of the date of our 2020 annual meeting of stockholders is made, whichever first occurs.

Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. We will not entertain any proposals or nominations that do not meet those requirements.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the Securities and Exchange Commission (the “SEC”), our directors and certain of our officers may be deemed to be “participants” in the solicitation of proxies by our Board of Directors in connection with the Special Meeting.

HOUSEHOLDING OF THE SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the proxy materials. This means that only one copy of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Proxy Statement and a form of Proxy Card to you if you call or write us at the following address or phone number: Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201, Richmond, California 94804, (510) 984-1761. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

MATTERS TO BE VOTED ON

PROPOSAL ONE - REVERSE STOCK SPLIT PROPOSAL

Our Board of Directors has adopted and is recommending that our stockholders approve proposed amendments to our Articles of Incorporation, and thereby authorize our Board of Directors to select and file one such amendment, to effect a reverse stock split of our outstanding shares of common stock without a proportional reduction to the authorized number of shares of our common stock. Holders of our common stock are being asked to approve the proposal that Article III of our Articles of Incorporation (our “Articles”) be amended to effect a reverse stock split of our common stock at a ratio of not less than 1-for-5 and not more than 1-for-15, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio to be determined in the discretion of our Board of Directors. Pursuant to the law of the State of Nevada, our state of incorporation, because the proposed reverse stock split would not be accompanied by a proportional reduction in the number of authorized shares of our common stock, our Board of Directors must adopt the amendment to our Articles and submit the amendments to stockholders for their approval. The form of the proposed amendment to our Articles to effect the Reverse Stock Split Proposal is attached as Appendix A to this Proxy Statement.

By approving this proposal, stockholders will (i) approve a series of amendments to our Articles pursuant to which any whole number of outstanding shares between and including five (5) and fifteen (15) would be combined into one share of our common stock, without reducing the total number of authorized shares of common stock, and (ii) authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors. Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and the best interests of our stockholders. Our Board of Directors may effect only one reverse stock split as a result of this authorization. Our Board of Directors may also elect not to effect any reverse stock split. In determining whether to implement the reverse stock split, and upon which ratio within the range approved by our stockholders, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;
•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;
•	our ability to have our shares of common stock listed on a stock exchange such as The Nasdaq Capital Market (“Nasdaq”);
•	the anticipated impact of the reverse stock split on our ability to raise additional financing (see “Reasons for the Proposed Reverse Stock Split” and “Reasons for Not Reducing the Authorized Number of Shares of Our Common Stock” below);
•	the split ratio, if any, that would result in the greatest overall reduction in our administrative costs; and
•	prevailing general market and economic conditions.

Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if our Board of Directors does not deem it to be in our best interests and in the best interests of our stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by our Board of Directors to be in our best interests and in the best interests of our stockholders, will be effected, if at all, at a time that is not later than one year from the date of the Special Meeting.

If our Board of Directors determines that effecting the reverse stock split is in our best interests and the best interests of our stockholders, the reverse stock split will become effective upon filing of a certificate of amendment to our Articles with the Secretary of State of the State of Nevada. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.

Reasons for the Proposed Reverse Stock Split

We are proposing to effect a reverse stock split of our common stock in order to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on Nasdaq.

Our common stock is listed on Nasdaq, which has as one of its continued listing requirements a minimum bid price of at least $1.00 per share. Over the last few months, our common stock has traded significantly below $1.00 per share. As we have previously reported, on September 16, 2019, we received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC informing us that because the closing bid price for our common stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we did not meet the minimum closing bid price requirement for continued listing on Nasdaq. That requirement is set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules.

Under the Nasdaq Listing Rules, we have 180 calendar days from the date of the notification, or until March 16, 2020, to regain compliance with Nasdaq Listing Rules. To regain compliance, the closing bid price of our common stock on Nasdaq must be at least $1.00 per share for a minimum of ten consecutive business days prior to the expiration of such 180-day compliance period. If we do not regain compliance by March 16, 2020, we may be eligible for a second 180 day compliance period, provided that, on March 16, 2020, we meet the continued listing requirement for market value of publicly held shares and all other applicable initial listing requirements for Nasdaq (other than the minimum closing bid price requirement) and we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not indicate our intention to cure the deficiency, or if we fail to meet one or more of the other requirements described above, or if it appears to the staff of the Listing Qualifications Department that it is not possible for us to cure the deficiency, we will not be eligible for the second compliance period. In such case, Nasdaq will provide written notice to us that the our common stock will be subject to delisting from Nasdaq. In the event of such notification, we may appeal Nasdaq’s determination to delist our common stock, with our common stock remaining listed on Nasdaq until the completion of the appeal process, but there can be no assurance that Nasdaq would grant our request for continued listing.

The reverse stock split is intended primarily to enhance the appeal of our common stock to the financial community, including institutional investors and the general investing public, in order to increase the per share bid price of our common stock and satisfy the Nasdaq Listing Rules, in order to avoid delisting. We believe that some institutional investors and investment funds are reluctant to invest in lower-priced securities or may even be prohibited from purchasing stocks whose price is below a certain threshold and that brokerage firms may be reluctant to recommend lower-priced stock to their clients. This may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid (i.e., more difficult to sell if an investor wishes to sell its shares) or are less likely to be followed by institutional securities research firms and therefore tend to have less third-party analysis of the company available to investors. We believe that reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, improving the marketability and liquidity of our stock, and therefore, improve our chances of meeting the requirements of the Nasdaq Listing Rules, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum closing bid price requirement for continued listing on Nasdaq.

If our common stock is delisted from Nasdaq, our ability to raise additional financing through the public or private sale of equity securities, may be adversely affected and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in our business development opportunities. If we are delisted from Nasdaq and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•	a limited amount of news and little or no analyst coverage of our company;

•	no longer qualifying for exemptions from state securities law registration requirements, which may require us to comply with applicable state securities laws, thereby increasing our financing costs and introducing other administrative burdens; and
•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Moreover, an increase in the per share trading value of our common stock could be beneficial because it may:

•	improve the perception of our common stock as an investment security;
•	reset our stock price to more normalized trading levels in the face of potentially extended market dislocations;
•	assist with future potential capital raises;
•	appeal to a broader range of investors to generate greater investor interest in us;
•	establish strategic relationships to enable expansion of our business through the acquisition of other business or products;
•	provide equity incentives to employees, consultants, officers and directors; and
•	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

You should consider that, although our Board of Directors believes that a reverse stock split will increase the trading price of our common stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of our common stock may in fact decline in value after effecting the reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in us. However, should the overall value of our common stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Reasons for Not Reducing the Authorized Number of Shares of Our Common Stock

Our Articles currently authorize us to issue an aggregate of 141,428,571 shares of common stock. As of January 16, 2020, 86,919,512 shares of our common stock were issued and outstanding, 17,669,592 shares were reserved for issuance upon exercise of existing common stock purchase warrants, 6,460,387 shares were reserved for issuance pursuant to outstanding awards granted under the 2014 Plan, 1,199,278 shares were reserved for issuance pursuant to future awards to be granted under the 2014 Plan and 500,000 are reserved for purchases under our 2017 Employee Stock Purchase Plan. Therefore, 28,679,802 shares of common stock were unissued and unreserved, therefore remaining available for future issuance. Our Articles also currently authorize us to issue 10,000,000 shares of authorized preferred stock, none of which were issued and outstanding as of January 16, 2020.

In connection with the reverse stock split, we will not proportionately reduce the number of shares of our common stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding as a result of the reverse stock split. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Our Board of Directors believes that it is prudent to have more authorized number of shares of our common stock available in order to maintain a reserve of shares available for immediate issuance for a variety of corporate purposes, including strategic acquisition opportunities, equity financings, issuance of warrants and convertible securities and other transactions. In addition, a greater number of authorized shares of our common stock will allow us to continue providing equity incentives to our employees, consultants, officers and directors. In considering and planning for our corporate needs, our Board of Directors believes that the current number of authorized and unreserved shares of common stock available for issuance is inadequate for our future business and financing needs as the number of unreserved shares of common stock available for issuance may not be sufficient to raise the necessary capital to execute on our business strategy and, at the same time, satisfy our obligations or plans to issue equity awards.

All authorized but unissued shares of common stock, including the additional number of authorized shares of common stock that will be authorized but unissued if the Reverse Stock Split Proposal is approved by our stockholders and implemented, will be available for issuance from time to time for any proper purpose approved by our Board of Directors (including issuances in connection with stock-based employee benefit plans and issuances to raise capital or effect acquisitions), without further vote of the stockholders, except as required under applicable law or the rules of the Nasdaq Stock Market or any other stock exchange on which our shares of common stock may be listed in the future. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future, and therefore, future issuances of our common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders. However, there are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock, except for issuances in the ordinary course of business, including under the 2014 Plan (including the increase to the number of shares that may be issued under the 2014 Plan, if the 2014 Plan Amendment Proposal is approved; see “- Proposal Two: 2014 Plan Amendment Proposal”), or as otherwise disclosed in our reports filed with the SEC. Our Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of the Nasdaq Stock Market or any other stock exchange on which our shares of common stock may be listed in the future.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the reverse stock split is effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our common stock outstanding and to increase the trading price of our common stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios between 1-for-5 and 1-for-15. The actual number of shares outstanding after giving effect to the reverse stock split, if effected, will depend on the actual ratio that is determined by our Board of Directors in accordance with the amendment to our Articles.

Shares Outstanding at the Record Date	Split Ratio	Shares Outstanding After Reverse Stock Split	Reduction in Shares Outstanding	Shares Authorized but Unissued After Reverse Stock Split*
86,919,512	1-for-5	17,383,984	69,535,528	124,044,587
86,919,512	1-for-10	8,692,045	78,227,467	132,736,526
86,919,512	1-for-15	5,794,738	81,124,774	135,633,833
*	Does not give effect to the potential issuance, on a prior to reverse stock split basis, of (1) 17,699,592 shares issuable upon the exercise of outstanding warrants, (2) 500,000 shares issuable under our 2017 Employee Stock Purchase Plan, (3) 7,659,665 shares issuable pursuant to outstanding awards or reserved for issuance under future awards granted under our 2014 Plan or (4) an additional 5,000,000 shares that will be available for issuance pursuant to the 2014 Plan assuming Proposal Two is approved.

The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding up to the next whole share, as described in further detail below. The reverse stock split would not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that fractional shares resulting from the reverse stock split are rounded up to the next whole share, which we expect will not have a significant impact on any stockholder’s percentage ownership.

Effect on Restricted Stock Units, Options, Warrants. In addition, we would adjust all outstanding restricted stock units (“RSUs”) and shares subject to options and warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each option or warrant, and would increase the exercise price in accordance with the terms of the relevant instrument, based on the final Split Ratio selected by our Board of Directors. Also, we would reduce the number of shares reserved for issuance under our existing 2014 Equity Incentive Plan and our 2017 Employee Stock Purchase Plan, proportionately based on the ratio of the reverse stock split, subject to any increase to the 2014 Plan if the 2014 Plan Amendment Proposal is approved by our stockholders, as more particularly described below (see “- Proposal Two - 2014 Plan Amendment Proposal”). A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our common stock, or options or warrants exercisable for our common stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our common stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. Stock certificates with the older CUSIP number will automatically represent the new, post-split number of shares. After the reverse stock split, we will continue to file periodic reports and comply with other requirements of the Exchange Act. Our common stock will continue to be listed on Nasdaq under the symbol “EKSO” subject to any decision of our Board of Directors to list our securities on a different stock exchange or a decision by the Nasdaq Listing Qualifications Department to delist our common stock.

Procedure for Effecting the Proposed Stock Split; Stock Certificates

If stockholders approve this proposal and our Board of Directors does not otherwise abandon the reverse stock split plan, we will file with the Nevada Secretary of State a Certificate of Amendment to our Articles, in the applicable form attached to this Proxy Statement as Appendix A (the “Certificate of Amendment”). The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon the reverse stock split becoming effective, we intend to treat stockholders holding our common stock in “street name” in the same manner as our registered stockholders. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the reverse stock split, physical certificates reflecting the pre-split number of shares of our common stock will automatically represent the new, post-split number of shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange stock certificates, if they wish, in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a registered stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old stock certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new stock certificates. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so or until shares represented by such stock certificate(s) are sold or transferred.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the Split Ratio would be rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the Nevada Revised Statutes or under our Articles or By-Laws with respect to the reverse stock split.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.001 per share after the reverse stock split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split; and correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. As a result, our capital account balance as a whole would remain unchanged. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Rules of the SEC require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal or as otherwise disclosed in our reports filed with the SEC.

As the authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules of the Nasdaq Stock Market or any other stock exchange on which our shares of common stock may be listed in the future, additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

In addition to the effect that the approval of the Reverse Stock Split Proposal, if implemented, may have on our authorized but unissued shares of common stock, our By-Laws also include provisions that may have an anti-takeover effect. These provisions, among other things, provided that except as otherwise required by law or our Articles, special meetings of the stockholders can only be called by our Board of Directors, by the Chairman of our Board of Directors or by certain of our officers. In addition, our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next annual stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. In addition, our By-Laws require that stockholder actions must be effected at a duly called stockholders meeting and prohibit actions by our stockholders by written consent. Our Board of Directors is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the Reverse Stock Split Proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to U.S. holders (as defined below) of our common stock. This summary is based on the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses U.S. holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders subject to special tax treatment, including (but not limited to) financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to U.S. holders may vary depending upon such holder’s particular facts and circumstances.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our common stock will generally depend on the tax treatment of the partnership and the status of the partner. Entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisor with regard to the U.S. federal income tax consequences to them and their partners of the reverse stock split.

As used herein, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

We urge all stockholders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

Consequences to U.S. Holders of the Reverse Stock Split - Generally. The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, except for adjustments that may result from the treatment of fractional shares of common stock as described below, no gain or loss should be recognized by a U.S. holder upon such U.S. holder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the reverse stock split. The aggregate adjusted basis of the post-reverse stock split shares of common stock received should equal the aggregate adjusted basis of the pre-reverse stock split shares of common stock exchanged for such new shares (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-reverse stock split shares of common stock should include the period during which the U.S. holder held the pre-reverse stock split shares of common stock surrendered. U.S. holders of shares of common stock should consult their tax advisors regarding the applicable rules for allocating the tax basis and holding period of the pre-reverse stock split shares of common stock surrendered to the post-reverse stock split shares of common stock received pursuant to the reverse stock split. U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain, and a U.S. holder that receives a whole share of common stock in lieu of a fractional share of common stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-reverse stock split share of common stock received in exchange for a fractional pre-reverse stock split share of common stock).

Board Discretion to Implement the Reverse Stock Split

Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Nevada Secretary of State, even if the adoption of the amendment is approved by our stockholders.

Vote Required

The approval of the Reverse Stock Split Proposal requires the affirmative vote of stockholders who hold a majority of the outstanding shares of our common stock entitled to vote. Abstentions will effectively count as negative votes on this proposal.

The Company’s Board of Directors recommends a vote FOR the approval of the Reverse Stock Split Proposal.

PROPOSAL TWO - 2014 PLAN AMENDMENT PROPOSAL

Overview

Our Board of Directors is asking our stockholders to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) to increase the maximum number of shares available for grant under the 2014 Plan (the “2014 Plan Increase”) from 12,614,285 shares to 17,614,290 shares (or the quotient obtained by dividing such number by the Split Ratio, if the Reverse Stock Split Proposal is approved and implemented - see “- Proposal One - Reverse Stock Split Proposal”).

The 2014 Plan was originally approved by the stockholders on June 10, 2015 and was subsequently amended and restated by the stockholders on June 20, 2017, December 21, 2017 (with ratification on June 7, 2018) and June 20, 2019.

On January 27, 2020, our Board of Directors approved the 2014 Plan Increase, subject to stockholder approval. The 2014 Plan Increase is intended to allow us to maintain a pool of shares available for grant under the 2014 Plan in order to retain, incentivize and reward our current employees, consultants, officers and directors, and to attract new employees, officers and consultants and, where appropriate, new director candidates.

As of January 16, 2020, there were 1,199,278 shares available for future grants under the 2014 Plan. Approval of the 2014 Plan Increase would increase that number by 5,000,000 shares. If the 2014 Plan Increase is approved, the 6,199,278 total available shares are expected to allow for grants over approximately the next two years based on our current share price and historical grant practices, and assuming a stable grantee population and before giving effect to the Reverse Stock Split Proposal, if approved and implemented. On January 16, 2020, the last reported sale price for our common stock on The Nasdaq Capital Market was $0.38 per share.

Description of the 2014 Plan

The principal features of the 2014 Plan as proposed to be amended are summarized below, but this summary is qualified in its entirety by reference to the full text of the 2014 Plan as proposed to be amended, which is attached to this Proxy Statement as Appendix B.

Overview. The purposes of the 2014 Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide incentives to individuals who perform services for the Company, and (c) to promote the success of the Company’s business.

Administration. The 2014 Plan is administered by our Board of Directors, or different committees as may be established from time to time. Subject to the terms of the 2014 Plan, the 2014 Plan administrator may select participants to receive awards, determine fair market value of our shares, determine the types of awards and terms and conditions of awards and interpret provisions of the 2014 Plan, to institute an exchange program (without stockholder approval) pursuant to which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash (except that the administrator may not, without stockholder approval, reprice any options or stock appreciation rights (“SARs”), or pay cash or issue new options or SARs in exchange for the surrender and cancellation of outstanding options or SARs), modify awards granted under the 2014 Plan, and make all other determinations deemed necessary or advisable for administering the 2014 Plan.

Eligibility and Share Limitations. Awards may be made under the 2014 Plan to our key employees, directors and consultants as determined by the Board of Directors in its discretion to be in our best interests, provided that only employees shall be eligible to receive incentive stock options. Accordingly, each member of the Board of Directors and each executive officer has an interest in this proposal, however, the future awards that would be received under the 2014 Plan by our executive officers and other service providers are discretionary and are therefore not determinable at this time. As of January 16, 2020, there were approximately 70 employees, 10 consultants and five non-employee directors of the Company and its subsidiaries who were eligible to receive grants under the 2014 Plan.

Amendment or Termination of the 2014 Plan. Unless terminated earlier, the 2014 Plan shall terminate on the 10th anniversary of the date the 2014 Plan was approved by the Company’s Board of Directors, or April 15,

2025. The Board of Directors may terminate or amend the 2014 Plan at any time and for any reason, in its discretion. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Amendments will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Types of Awards Available for Grant under the 2014 Plan.

Options. The 2014 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Code and also options to purchase common shares that do not qualify as incentive stock options (“non-qualified options”). We have historically granted only non-qualified stock options, but may grant incentive stock options in the future. The exercise price of each option may not be less than 100% of the fair market value of the common shares on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common shares on the date of grant. Options granted under the 2014 Plan may generally not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

The term of each option is fixed by the 2014 Plan administrator and may not exceed 10 years from the date of grant (or 5 years in the case of incentive stock options granted to 10% stockholders). The 2014 Plan administrator determines at what time or times each option may be exercised. Except as set forth otherwise in an award agreement, options are generally forfeited upon a termination of a participant’s employment or service for cause, and a participant will generally have up to (i) 3 months to exercise any vested option for a termination for any reason other than cause, death or disability, and (ii) 6 months to exercise any option for a termination due to death or disability.

Options may be made exercisable in installments. The 2014 Plan administrator will determine the form of consideration necessary to satisfy any exercise price or related tax withholding. The 2014 Plan administrator may impose blackout periods on the exercise of any option to the extent required by applicable laws.

Restricted Stock. The 2014 Plan permits the granting of restricted stock. Restricted stock awards consist of shares of common stock granted subject to forfeiture if specified holding periods and/or performance targets are not met. The 2014 Plan administrator determines the holding periods and/or performance targets. Prior to the end of the restricted period, restricted stock may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants, and may be forfeited in the event of termination of employment or service. During the restricted period, the restricted stock entitles the participant to all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon, except that such dividends will only be delivered to the participant upon expiration of the restricted period applicable to the restricted shares upon which such dividends were paid.

Performance Awards. Performance units and performance shares may also be granted under the 2014 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the 2014 Plan administrator are achieved. The 2014 Plan administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. While the performance units and performance shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the securities, subject to specified limitations.

Other Awards. The 2014 Plan administrator may also award under the 2014 Plan:

•	SARs, which are rights to receive a number of shares of common stock or, in the discretion of the 2014 Plan administrator, an amount in cash or a combination of common stock and cash, based on the increase in the fair market value of the shares of common stock underlying the right over the market value of such common stock on the date of grant (or over an amount greater than the grant date fair market value, if the 2014 Plan administrator so determines) during a stated period specified by the 2014 Plan administrator not to exceed 10 years from the date of grant; and
•	RSUs, which are rights to receive a number of shares of common stock upon meeting specified vesting periods and/or performance targets.

Compliance with Section 162(m) of the Code. For awards granted prior to November 2, 2017, Section 162(m) of the Code limited publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to its chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year (the “covered employees”). However, performance-based compensation could be excluded from this limitation under Section 162(m) as it was in effect during the 2017 fiscal year (“Old Section 162(m)”). Under Old Section 162(m), we could preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Old Section 162(m) were met. As a result of the Tax Cuts and Jobs Act of 2017, for taxable years beginning January 1, 2018, and except for certain grandfathered arrangements, under Section 162(m) of the Code as currently in effect any compensation over $1,000,000 paid to covered employees is no longer deductible by the Company.

Performance Criteria. The 2014 Plan administrator may use one or more of the following non-exhaustive list of business criteria to measure Company, affiliate, and/or business unit performance for a performance period in establishing performance goals for performance awards:

•	earnings per share,
•	operating cash flow,
•	operating income,
•	profit after-tax,
•	profit before-tax,
•	return on assets,
•	return on equity,
•	return on sales,
•	revenue,
•	total stockholder return,
•	EBITDA,
•	revenue or market share,
•	budget achievement,
•	achieving a level of productivity,
•	completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets,
•	scientific or regulatory achievements,
•	implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators,
•	expense reduction or cost savings, or
•	productivity improvements.

Dividends or Dividend Equivalents for Performance Awards. Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.

Effect of Change in Control. The 2014 Plan administrator will determine the treatment of any outstanding award upon the occurrence of a change in control, including that each award will be assumed or an equivalent option or right substituted by any successor corporation. The 2014 Plan administrator will not be required to treat all awards similarly in any transaction. In the event that any successor corporation does not assume or substitute for the any outstanding award, such awards will become fully vested (except that performance awards will become vested to the extent of actual achievement of the performance goals or pro-rata to the extent of deemed achievement) and exercisable for such period of time that the 2014 Plan administrator determines in its discretion. Additionally, the administrator may, but is not required, to fully vest any outstanding award upon the occurrence of a change in control.

Forfeiture Provisions. The 2014 Plan administrator may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.

Adjustments for Stock Dividends and Similar Events. The 2014 Plan administrator will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2014 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2014 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for the employer. A participant will not recognize taxable income upon exercise of an incentive option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the participant holds the common shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The employer will not be entitled to any compensation expense deduction with respect to the exercise of an incentive option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grant must be made by the employee’s employer or a parent or subsidiary of the employer. The employee must remain employed from the date the option is granted through a date within three months before the date of exercise of the option. If a participant sells or otherwise disposes of the common shares acquired without satisfying the holding period requirement (known as a “disqualifying disposition”), the participant will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will generally be allowed a compensation expense deduction to the extent that the participant recognizes ordinary income.

Non-Qualified Options. The grant of a non-qualified option will not be a taxable event for the participant or for the employer. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. Upon a subsequent sale or exchange of common shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the common shares plus the amount treated as ordinary income at the time the option was exercised). We will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code to recognize compensation income (which is ordinary income) in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends or distributions that are paid while the common shares are subject to restrictions will be subject to withholding taxes. We will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving or vesting in an award of RSUs under the 2014 Plan; however, RSUs are subject to the Federal Insurance Contribution Act tax upon vesting (based on the fair market value of the common shares on the vesting date). A participant who is awarded RSUs will recognize ordinary income upon receiving common shares or cash under the award in an amount equal to the fair market value of the common shares at the time of delivery or the amount of cash. We will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Performance Shares, Performance Units and Other Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share or performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and/or the fair market value of any substantially vested common shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2014 Plan. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. We will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend or Dividend Equivalents. A participant will recognize taxable income, subject to withholding of employment tax, upon receipt of a dividend equivalent in cash or in shares of stock. Similarly, a participant who receives restricted stock, and does not make an election under Section 83(b) of the Code with respect to the stock, will recognize taxable ordinary income, subject to withholding of employment tax, upon receipt of dividends on the stock. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Unrestricted Stock. Participants who are awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the common shares on the date of the award, reduced by the amount, if any, paid for such common shares. We will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Withholding. To the extent required by law, we will withhold from any amount paid in settlement of an award, the amount of withholding and other taxes due or take other action as we deem advisable to enable ourselves to satisfy withholding and tax obligations related to any awards.

New Plan Benefits

Awards to our employees (including executive officers who are not directors) and consultants under the 2014 Plan will be made at the discretion of the Compensation Committee of our Board of Directors. Awards to our directors under the 2014 Plan will be made at the discretion of our Board of Directors, although the Compensation Committee of our Board of Directors periodically reviews and makes recommendations with respect to such awards to our Board of Directors. Accordingly, except to the extent set out in the table below, we cannot currently determine the amount of awards that will be made under the 2014 Plan. We anticipate that the Compensation Committee of our Board of Directors will utilize the 2014 Plan to continue to grant long-term equity incentive compensation to key employees similar to the awards described in this Proxy Statement. We also anticipate that the Compensation Committee of our Board of Directors will utilize the 2014 Plan to continue to grant long-term equity incentive compensation to other employees and to consultants of ours subsidiary, Ekso Bionics, Inc. Similarly, we anticipate that our Board of Directors will use the 2014 Plan to continue to grant awards to our directors similar to the awards described in this Proxy Statement.

On November 6, 2019, our Board of Directors approved the grant of RSUs to certain of our officers as listed below, contingent upon approval by our stockholders of an increase to the number of shares of our common stock authorized for issuance under the 2014 Plan and the filing by us of a registration statement on Form S-8 with the SEC registering the offering and sale of such shares. If the 2014 Plan Amendment Proposal is approved by our stockholders, we intend to file such registration statement as soon as practicable with the SEC. Accordingly, if the 2014 Plan Amendment Proposal is approved by our stockholders, the grants of such RSUs will become effective upon filing of such registration statement. The RSUs, upon the grants becoming effective, will vest in four equal annual installments, with the first such installment vesting on November 15, 2020. Upon vesting and settlement, one share of our common stock will be issued for each RSU. The following table lists the grants described above:

2014 Equity Incentive Plan

Name and Position	Dollar Value ($)		Number of Units
Jack Peurach	—	(1)	530,000
Chief Executive Officer
Jack Glenn	—	(1)	160,000
Chief Financial Officer
Jason Jones	—	(1)	130,000
Vice President of Product Development
All current executive officers as a group	—	(1)	1,015,000
All current directors who are not executive officers, as a group	—		—
All employees, including all current officers who are not executive officers, as a group	—	(1)	1,145,000
(1)	The dollar value of the RSUs granted to the persons listed above will be equal to the closing price of our common stock on Nasdaq on the date on which the RSUs are settled for shares of our common stock multiplied by the applicable number of units, and as such cannot be determined at this time.

Interests of Certain Persons in this Proposal

As described above under “- New Plan Benefits”, certain of our executive officers and other officers have received grants of RSUs, which will become effective only if the 2014 Plan Amendment Proposal is approved by our stockholders. Additionally, each of our executive officers and directors has an interest in this proposal because each is an eligible participant in awards under the 2014 Plan.

Information Regarding Outstanding Stock Awards

As of December 31, 2019, there were 726,443 outstanding awards under the 2014 Plan for all current directors who are not executive officers as a group. No associates of such directors, executive officers or nominees have received options under the 2014 Plan. Also as of December 31, 2019, all employees, including all current officers who are not named executive officers, as a group had 1,327,566 RSUs outstanding under the 2014 Plan. No other person has received or is expected to receive five percent or more of the awards under the 2014 Plan.

The following table sets forth information regarding outstanding options and rights, and shares reserved for future issuance, under our existing equity compensation plans as of December 31, 2019:

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	23,992,649	(1)	$0.54	1,780,001
Equity compensation plans not approved by security holders	—		—	—
Total	23,992,649	(1)	$0.54	1,780,001
(1)	Represents outstanding stock options granted to current or former employees, consultants and directors of the Company pursuant to the 2014 Plan, before taking into account the 2014 Plan Amendment Proposal.

Vote Required

This proposal requires the affirmative vote of a majority of the votes present or represented by proxy at the Special Meeting. Abstentions will effectively count as negative votes on this proposal. Broker Non-Votes will have no effect on the outcome of this proposal.

Our Board of Directors recommends a vote FOR the 2014 Plan Amendment Proposal.

PROPOSAL THREE - ADJOURNMENT OF THE SPECIAL MEETING

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Reverse Stock Split Proposal or the 2014 Plan Amendment Proposal, or if there are insufficient votes to constitute a quorum, our proxy holders may, if determined to be necessary or appropriate by our Board of Directors, move to adjourn the Special Meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by our Board of Directors), to solicit additional proxies in the event there are not sufficient votes to form a quorum or to approve the Reverse Stock Split Proposal or the 2014 Plan Amendment Proposal. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reverse Stock Split Proposal or the 2014 Plan Amendment Proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or appropriate (as determined in good faith by our Board of Directors) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, provided that a quorum is then present, we may transact any business which might have been transacted at the original meeting.

Vote Required

This proposal requires the affirmative vote of a majority of the votes present or represented by proxy at the Special Meeting and entitled to vote on the matter. Abstentions will effectively count as negative votes with respect to this proposal.

Our Board of Directors recommends a vote FOR the Adjournment of the Special Meeting Proposal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years to our named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Jack Peurach(3) President and Chief Executive Officer	2019	275,000		—	(4)	—		385,604	—	(5)	—		660,604
	2018	216,626	(7)	—		5,286	(8)	1,123,351	118,000	(9)	—		1,463,263
John F. Glenn(10) Chief Financial Officer	2019	275,000		—	(4)	—		116,408	—	(5)	6,016	(6)	397,424
	2018	94,840		25,000	(11)	—		881,864	35,400	(9)	—		1,037,104
Jason Jones Vice President of Product Development(12)	2019	220,000		—	(4)	—		92,157	—	(5)	—		312,157
(1)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock or stock options, as applicable, granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. In the course of our preparation and audit of our annual financial statements, these assumptions may be modified in respect of awards granted in 2019, in which case the modified assumptions will be disclosed in our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which we expect to file on or prior to March 15, 2020.
(2)	Non-equity incentive plan compensation amounts for services performed in 2018 were paid in April 2019 for work performed in 2018. The amount of non-equity plan compensation earned by our named executive officers for services performed in 2019, if any, is not yet calculable. We expect such bonus amounts, if any, to be determined by our Board of Directors or the Compensation Committee of our Board of Directors by April 30, 2020.
(3)	Mr. Peurach was appointed as our President and Chief Executive Officer on March 9, 2018. Prior to that, Mr. Peurach served as one of our non-employee directors. After March 9, 2018, he ceased to receive compensation for service as a director or board committee member.
(4)	The amount of bonus earned by our named executive officers in 2019, if any, is not yet calculable. We expect such bonus amounts, if any, to be determined by our Board of Directors or the Compensation Committee of our Board of Directors by April 30, 2020.
(5)	The amount of non-equity incentive plan compensation earned by our named executive officers, if any, is not yet calculable. We expect these amounts to be determined by our Board of Directors or the Compensation Committee of our Board of Directors on or prior to April 30, 2020.
(6)	This amount represents employer matching contribution made under our 401(k) retirement plan, paid in the form of shares of our Common Stock.
(7)	This amount consists of $210,579 in cash compensation earned by Mr. Peurach for service as our President and Chief Executive Officer and $6,047 in cash compensation earned by Mr. Peurach for service as a director and board committee member (until March 9, 2018).
(8)	This amount consists of 2,953 immediately vested shares of common stock earned by Mr. Peurach for service as a director and board committee member. The shares were issued at a rate of $1.79 per share, the closing price of our common stock on The Nasdaq Capital Market on August 3, 2018.
(9)	Under our 2018 short-term incentive plan, Messrs. Peurach and Glenn received awards of $100,000 and $30,000, respectively, with such awards paid in the form of common stock at a rate of $2.00 per share, as selected by the Compensation Committee of our Board of Directors, such that Messrs. Peurach and Glenn received 50,000 and 15,000 shares of our common stock, respectively. Reported value of the awards is calculated based on a price of $2.36 per share, the closing price of our common stock on the date of approval by the Compensation Committee of our Board of Directors.
(10)	Mr. Glenn was appointed as our Chief Financial Officer effective as of August 13, 2018.
(11)	This amount reflects a signing bonus paid to Mr. Glenn pursuant to his offer letter dated August 1, 2018.
(12)	Mr. Jones was appointed as our Vice-President of Product Development effective as of October 15, 2018.

Outstanding Equity Awards at December 31, 2019

The following table sets forth certain information concerning unexercised stock options held by our named executive officers as of December 31, 2019.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Jack Peurach	21,768	—		—	3.22	1/18/2022
Jack Peurach	7,142	—		—	7.00	1/15/2024
Jack Peurach	9,285	—		—	5.70	5/24/2026
Jack Peurach	25,000	—		—	2.27	7/5/2027
Jack Peurach	—	750,000	(1)	—	1.82	8/3/2028
Jack Peurach	16,562	778,438	(2)	—	0.61	11/6/2029
John F. Glenn	—	400,000	(3)	—	2.68	8/31/2028
John F. Glenn	5,000	235,000	(3)	—	0.61	11/6/2029
Jason Jones	58,333	141,667	(4)	—	2.05	11/1/2028
Jason Jones	3,958	186,042	(5)	—	0.61	11/6/2029
(1)	Option becomes exercisable as to 25% of the total number of shares on March 9, 2019, and thereafter as to 1/36th of the remaining shares in equal monthly installments for 36 months.
(2)	Option became exercisable as to 1/48th of the total number of shares on December 6, 2019, and will continue to vest as to 1/48th of the number of shares in equal monthly installments for 36 months on the same day of each month thereafter.
(3)	Option became exercisable as to 1/36th of the shares in equal monthly installments starting on October 15, 2019.
(4)	Option became exercisable as to 1/48th of the total number of shares on October 15, 2019, and will continue to vest as to 1/48th of the number of shares in equal monthly installments for 36 months on the same day of each month thereafter.
(5)	Option became exercisable as to 1/48th of the total number of shares on December 6, 2019, and will continue to vest as to 1/48th of the number of shares in equal monthly installments for 36 months on the same day of each month thereafter.

Employment Agreements; Change in Control and Post-Termination Severance Benefits

Jack Peurach, our President and Chief Executive Officer

Pursuant to Mr. Peurach’s employment agreement, his annual base salary is $275,000 and is subject to increase as determined by our Board of Directors. Mr. Peurach is eligible to receive an annual bonus with a target bonus amount of 75% of his annual base salary, all or a portion of which may, at the discretion of our Board of Directors, be based on the achievement of certain operational, financial or other milestones established by our Board of Directors.

Mr. Peurach is entitled to receive perquisites and other fringe benefits that may be provided to, and will be eligible to participate in any other bonus or incentive program established by us, for our executives. Mr. Peurach and his dependents will also be entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Peurach will be entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting the Company’s business, in accordance with Company policy.

In the event that Mr. Peurach is terminated by us without cause, Mr. Peurach will receive continued payment of his base salary for nine months as severance. We will also pay Mr. Peurach’s COBRA premiums equivalent to the employer contribution cost of his continued participation in our group health, dental, and vision insurance plan for the duration of the nine-month severance period based on the service year in which he was terminated.

If there is a change of control during Mr. Peurach’s employment, and if he is terminated without cause within twelve months following that change of control, we will provide Mr. Peurach with (a) continued payment of base salary for nine months; (b) the target bonus amount prorated for the nine-month severance period; (c) continuation of or reimbursement for coverage under our medical, dental, and vision plans; and (d) acceleration of all unvested equity.

John F. Glenn, our Chief Financial Officer

Pursuant to Mr. Glenn’s employment agreement, his annual base salary is $275,000 and is subject to increase as determined by our Board of Directors. In addition, Mr. Glenn is eligible to receive an annual bonus with a target bonus amount of 40% of his annual base salary, all or a portion of which may, at the discretion of our Board of Directors, be based on the achievement of certain operational, financial or other milestones established by our Board of Directors.

Mr. Glenn is also entitled to receive perquisites and other fringe benefits that may be provided to, and will be eligible to participate in any other bonus or incentive program established by us, for our executives. Mr. Glenn and his dependents will also be entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Glenn is entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting the Company’s business, in accordance with Company policy.

In the event that Mr. Glenn is terminated by us without cause, Mr. Glenn will receive continued payment of his base salary for nine months as severance. We will also pay Mr. Glenn’s COBRA premiums equivalent to the employer contribution cost of his continued participation in the Company’s group health, dental, and vision insurance plan for the duration of the applicable severance period based on the service year in which he was terminated.

If there is a change of control during Mr. Glenn’s employment, and if he is terminated without cause within one-year following that change of control, we will provide Mr. Glenn with (a) continued payment of base salary for nine months; (b) the target bonus amount prorated for the nine month severance period; (c) continuation of or reimbursement for coverage under the Company’s medical, dental, and vision plans; and (d) acceleration of all unvested equity.

Jason Jones, our VP of Product Development

Pursuant to Mr. Jones’s employment agreement, his annual base salary is $220,000, subject to increase as determined by our Board of Directors. In addition, Mr. Jones is eligible to receive an annual bonus with a target bonus amount of 35% of his annual base salary, all or a portion of which may, at the discretion of our Board of Directors, be based on the achievement of certain operational, financial or other milestones established by our Board of Directors.

Mr. Jones is also entitled to receive perquisites and other fringe benefits that may be provided to, and will be eligible to participate in any other bonus or incentive program established by us, for our executives. Mr. Jones and his dependents will also be entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Jones is entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting the Company’s business, in accordance with Company policy.

2018 Short-Term Incentive Plan

Our 2018 short-term incentive plan was designed to provide cash bonus awards to our executive officers, and is based on the achievement of goals related to corporate performance in 2018.

The amount of the cash bonus that any executive officer was eligible to receive was based on a predetermined target percent of base salary. For each of Messrs. Peurach and Glenn, the annual cash incentive award target level was 75% and 40%, respectively, of his annual base salary for 2018.

Payment of cash bonuses under the 2018 short-term incentive plan was based upon achievement of at least 80% of corporate goals related to revenues, product costs and operations, cash consumption, strategic initiatives and financing activity. In determining whether the corporate goals were achieved, the Compensation Committee of our Board of Directors could consider any factors and achievements it considered appropriate, and had discretionary authority to make adjustments, including the ability to make additional awards based on company-wide or an individual executive officers’ performance and to increase or decrease the level of awards that our executive officers received in conjunction with their performance against the targets and also based upon our cash resources.

Following completion of the fiscal year ending December 31, 2018, the Compensation Committee of our Board of Directors evaluated our performance and that of each participating executive officer against the 2018 corporate goals and determined that 57.4% of the corporate goals had been achieved overall, such that we had not reached the minimum threshold of 80% overall achievement of the 2018 corporate goals. However, in light of 2018 being a transformational year for our executive team (with each executive officer only serving in such capacity for part of the year) and the desire to competitively compensate our executive officers and promote performance, the Compensation Committee of our Board of Directors approved bonuses for Messrs. Peurach and Glenn of $100,000 and $30,000, respectively, or 48% and 27% of their respective target payouts. In addition, the Compensation Committee of our Board of Directors determined that such awards would be paid in the form of common stock at a rate of $2.00 per share, such that Messrs. Peurach and Glenn were awarded 50,000 and 15,000 shares of common stock, respectively, in lieu of cash payments.

2019 Short-Term Incentive Plan

Our 2019 short-term incentive plan was designed to provide cash bonus awards to our executive officers, and is based on the achievement of goals related to corporate performance in 2019.

The amount of the cash bonus that any executive officer is eligible to receive is based on a predetermined target percent of base salary. For Messrs. Peurach, Glenn and Jones, the annual cash incentive award target level was 75%, 40% and 35%, respectively, of his annual base salary for 2019.

Payment of cash bonuses under the 2019 short-term incentive plan will be based upon achievement of at least 60% of corporate goals related to revenues, product costs and operations, cash consumption, strategic initiatives and financing activity. In determining whether the corporate goals were achieved, the Compensation Committee of our Board of Directors may consider any factors and achievements it deems appropriate, and has discretionary authority to make adjustments, including the ability to make additional awards based on company-wide or an individual executive officers’ performance and to increase or decrease the level of awards that our executive officers receive in conjunction with their performance against the targets and also based upon our cash resources.

In the coming weeks, the Compensation Committee of our Board of Directors will evaluate our company-wide performance and that of each participating named executive officer against the 2019 corporate goals to determine what percentage of the corporate goals have been achieved overall. Based on this evaluation, the Compensation Committee of our Board of Directors may determine that short-term incentive awards have been earned by Messrs. Peurach, Glenn and Jones. Any such earned awards may, at the discretion of the Compensation Committee of our Board of Directors or that of our Board of Directors, be paid out in cash or in the form of equity awards under our 2014 Plan. The performance evaluation process and the determination of bonuses to be paid to our named executive officers, if any, is expected to be completed by April 30, 2020.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers but previously contained an exception for certain performance- based compensation. The Tax Cuts and Jobs Act, signed into law in December 2017, eliminates the performance-based compensation exception to the Section 162(m) deduction limit and such exception will no longer apply to awards granted under our stock plan and annual incentive plan for the 2018 tax year and later, unless it qualifies for transitional relief available to certain arrangements in place as of November 2, 2017. While our Compensation Committee is mindful of the benefits to us of the deduction permitted under Section 162(m) and takes the relevant deduction limit into account when structuring and approving awards under our annual incentive plan and our equity incentive plan, the Compensation Committee believes that it should not be strictly constrained by the requirements of Section 162(m) where those requirements would impair our flexibility to compensate our executive officers in a manner that best promotes our objectives of attracting and retaining executive talent. Accordingly, our Compensation Committee may approve compensation that is not fully deductible.

Rule 10b5-1 Sales Plans

None of our directors or executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they would provide instructions to a broker to sell shares of our common stock upon grant of stock options to them or the vesting of RSUs previously granted to them in order to satisfy the withholding tax obligations arising from such event. Under such Rule 10b5-1 plans, a broker executes trades on a best execution basis, without further direction from such directors and executive officers. If adopted, the director or executive officer would be permitted to amend or terminate the 10b5-1 plan only under specified circumstances.

DIRECTOR COMPENSATION

The Compensation Committee of our Board of Directors believes that our director compensation program should promote total value creation for the Company and our stockholders and create alignment between the long-term interests of our directors and the long-term interests of our stockholders. At the same time, we believe that our director compensation program should provide a reasonable reward to our directors for the services they perform and should be reflective of the amount of effort and time required of each individual director, based on his or her role and responsibilities and participating in committees.

Non-employee directors’ compensation is generally determined and awarded by our Board of Directors based on the recommendations of our Compensation Committee. Our Compensation Committee is responsible for, among other things, reviewing, evaluating and designing our director compensation program. Effective July 1, 2018, based on recommendations by our Compensation Committee, our Board of Directors approved the following amounts of annual retainer received by members and chairs of our Board of Directors, Audit Committee, Compensation Committee and Nominating and Governance Committee, excluding employee directors:

	Member ($)	Chair ($)(1)
Board of Directors	35,000	10,000
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Governance Committee	5,000	10,000
(1)	Chairman of our Board of Directors and the Chairs of each committee of our Board of Directors receive the fees indicated under this column in addition to the fee they receive as the member of our Board of Directors or the applicable committee.

In addition, non-employee directors are entitled to an annual grant of options with an approximate value of $55,000, with the exact number of options to be determined and issued at the next regular meeting of our Board of Directors following each annual meeting of our stockholders or at such later time as our Board of Directors may determine. The annual options granted to our non-employee directors become exercisable in 12 equal monthly installments over a one-year period. No annual grants were made to our non-employee directors in 2019. However, on January 16, 2020, our Board of Directors approved the grant of an option for 136,496 shares of our common stock to each of our non-employee directors for services rendered in 2019. Our Board of Directors intends to award a further annual grant as described above to each of our non-employee directors following our 2020 annual meeting of stockholders.

The following table sets forth compensation actually paid to our non-employee directors for 2019:

Name	Fees Earned ($)		Option Awards ($)(1)	Total ($)
Stanley Stern	47,424	(2)	—	84,384
Marilyn Hamilton	58,445	(3)	—	95,405
Ted Wang, Ph.D.	38,096	(4)	—	75,056
Charles Li, Ph.D.	45,653	(5)	—	82,613
Thomas A. Schreck	54,805	(6)	—	91,765
(1)	Option awards outstanding at December 31, 2019, for each of the listed directors are as follows:
Name	Options (#)
Stanley Stern	103,856
Marilyn Hamilton	104,195
Ted Wang, Ph.D.	78,500
Charles Li, Ph.D.	41,000
Thomas A. Schreck	30,750
(2)	This amount consists of $36,868 paid in cash and $10,556 in immediately vested RSUs granted on January 16, 2020 in lieu of fees earned in 2019.
(3)	This amount consists of $50,000 paid in cash and $8,445 in immediately vested RSUs granted on January 16, 2020 in lieu of fees earned in 2019.

(4)	This amount consists of $30,707 paid in cash and $7,389 in immediately vested RSUs granted on January 16, 2020 in lieu of fees earned in 2019.
(5)	This amount consists of $35,625 paid in cash and $10,028 in immediately vested RSUs granted on January 16, 2020 in lieu of fees earned in 2019.
(6)	This amount consists of $41,610 paid in cash and $13,195 in immediately vested RSUs granted on January 16, 2020 in lieu of fees earned in 2019.

Directors who are also employees of the Company do not receive any compensation for serving as a director of the Company. The following table sets forth compensation paid to our only employee director for 2019 who is not also a named executive officer:

Name	Fees earned ($)	Total ($)
Steven Sherman(1)	100,000	100,000
(1)	As at December 31, 2019, Mr. Sherman had options to purchase 368,142 shares of our common stock outstanding.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth the number of outstanding shares of our common stock beneficially owned by (1) each of our current directors, (2) each of our named executive officers that are not directors, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting shares. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. In accordance with SEC rules, shares of our common stock that may be acquired upon exercise of stock options or warrants that are currently exercisable, or which become exercisable within 60 days after January 16, 2020 (the “Determination Date”), are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of the Determination Date.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner of Common Stock	Shares Beneficially Owned		Percent of Class(1)
Directors
Marilyn Hamilton	257,362	(2)	*
Charles Li, Ph.D.	188,511	(3)	*
Jack Peurach	582,565	(4)	*
Thomas A. Schreck	167,845	(5)	*
Steven Sherman	968,967	(6)	1.1%
Stanley Stern	234,006	(7)	*
Ted Wang, Ph.D.	20,735,644	(8)	23.8%
Named Executive Officers (other than those who are also directors)
John F. Glenn	183,041	(9)	*
Jason Jones	92,806	(10)	*
All current directors, nominees and executive officers as a group (10 persons)	23,422,830	(11)	24.3%
5% Stockholders
Puissance Cross-Border Opportunities II LLC(12)(13)(14)	20,534,898		23.6%
Armistice Capital, LLC(15)(16)(17)	4,356,559		5.0%
*	Represents less than 1% of shares of common stock.
(1)	Applicable percentage ownership is based on 86,919,562 shares of common stock outstanding as of January 16, 2020.
(2)	Consists of (i) options to purchase 206,567 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, (ii) 50,795 shares of common stock.
(3)	Consists of (i) options to purchase 162,122 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, and (ii) 188,511 shares of common stock.
(4)	Consists of (i) options to purchase 504,445 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, and (ii) 78,120 shares of common stock.
(5)	Consists of (i) options to purchase 133,122 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, and (ii) 34,723 shares of common stock.
(6)	Consists of (i) options to purchase 368,142 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, and (ii) 600,825 shares of common stock.
(7)	Consists of options to purchase (i) 206,228 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and (ii) 27,778 shares of common stock.

(8)	Consists of (i) 162,122 shares of common stock currently exercisable or exercisable within 60 days after the Determinate Date and (ii) 20,534,898 shares held by Puissance Cross-Border. Puissance Capital Fund (GP) LLC (“Puissance GP”) serves as the general partner of Puissance Cross-Border. Puissance Capital serves as the investment manager of Puissance Cross-Border. Puissance Capital Management (GP) LLC serves as the general partner to Puissance Capital. Dr. Wang serves as the managing member of both Puissance GP and Puissance Capital. Dr. Wang disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. See also note 14.
(9)	Consists of options to purchase (i) 178,333 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date and (ii) 34,723 shares of common stock.
(10)	Consists of options to purchase (i) 6,140 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date and (ii) 3,070 shares of common stock
(11)	Consists of (i) options to purchase 2,019,830 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date, and (ii) 21,403,000 shares of common stock.
(12)	Consists of (i) warrants to purchase 171,430 shares of common stock currently exercisable, (ii) 21,043,031 shares of common stock (20,534,898 of which are held by Puissance Cross-Border and counted here as held indirectly by Dr. Wang).
(13)	The mailing address for Puissance Cross-Border is 950 Third Avenue, 25th Floor, New York, NY 10022.
(14)	Based on information furnished by Puissance Cross-Border to the Company, Puissance Cross-Border owns 20,534,898 shares of common stock. Puissance Capital is the investment advisor to Puissance Cross-Border, and its General Partner, Dr. Ted Wang, may be deemed to have voting and/or dispositive power with respect to the shares held by Puissance Cross-Border. See also note 8.
(15)	Armistice Capital, LLC, Amistice Capital Master Fund Ltd. and Steven Boyd share voting and dispositive power over these shares. Steven Boyd disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.
(16)	The mailing address for Armistice Capital, LLC is 501 Madison Avenue, 7th Floor, New York, NY 10022
(17)	Based on information filed with the SEC by Armistice Capital, LLC, Armistice Capital Master Fund, Ltd. and Steven Boyd.

OTHER MATTERS

Pursuant to our By-Laws, no other matters may be transacted at the Special Meeting.

It is important that the proxies be submitted promptly and that your shares are represented at the Special Meeting. Stockholders are urged to vote their shares. See “Important Information about the Special Meeting and Voting” for instructions on how to vote your shares.

Appendix A

EKSO BIONICS HOLDINGS, INC.

FORM OF
CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION FOR
NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1)	Name of corporation: Ekso Bionics Holdings, Inc. (the “Corporation”).
2)	The Articles of Incorporation of the Corporation are hereby amended as follows:
(a)	Article III is hereby amended by adding the following as a new Subsection C:

“C. Effective as of [•] [a.m./p.m.], Pacific Time, on the date this Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada (the “Effective Time”), each [•] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, plus any additional fraction of a share of Common Stock to round up to the next whole share.”

3)	The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Shares representing [•]% of the outstanding voting power (or [•]% of the shares voted) were voted in favor of the amendment.
4)	Effective date of filing: (optional) (must not be later than 90 days after the certificate is filed)
5)	Signature: (required)

A-1

Appendix B

EKSO BIONICS HOLDINGS, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN
(AS OF MARCH 12, 2020)

1.   Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide incentives to individuals who perform services for the Company, and
•	to pro mote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.   Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Amendment Date” means March 12, 2020.

(d) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(f) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the board of directors of the Company.

(h) “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of stock in the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any Person who is considered to own more than 50% of the total voting power of the stock of the Company before the acquisition will not be considered a Change in Control; or

(ii) The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or

(iii) The consummation of any of the following events: (A) a change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or (B) a merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result. For purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets or a Change in Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total equity or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3) above. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the preceding, to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, a “Change in Control” shall not be deemed to have occurred unless such “Change in Control” is also a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described in Treas. Reg. Section 1.409A-3(i)(5).

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(l) “Company” means Ekso Bionics Holdings, Inc., a Nevada corporation, or any successor thereto.

(m) “Consultant” means any person, including an advisor, other than an Employee engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. The Administrator, in its discretion, may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award, in which event the definition of “Disability” in Treas. Reg. Section 1.409A.-3(i)(4) shall apply and cannot be changed after the 409A Award is granted.

(q) “Effective Date” shall have the meaning set forth in Section 18 hereof.

(r) “Employee” means any person, including Officers and Directors, other than a Consultant employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(t) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith, by reference to the closing price of such stock on any established stock exchange or on a national market system on the day of determination, if the Common Stock is so listed on any established stock exchange or on a national market system. If the Common Stock is not listed on any established stock exchange or on a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith using (i) a valuation methodology set forth in Treasury Regulation 1.409A-1(b)(5)(iv)(B) or (ii) with respect to valuations applicable to Awards that are not subject to Code Section 409A, such other valuation methods as the Administrator may select.

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or expressly provides that it is not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to Section 6 hereof.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance Goals” will have the meaning set forth in Section 11 hereof.

(ee) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 hereof.

(gg) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 hereof.

(hh) “Period of Restriction” means the period during which transfers of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events specified in the applicable Award, as interpreted and construed by the Administrator.

(ii) “Plan” means this Amended and Restated 2014 Equity Incentive Plan.

(jj) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 hereof, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Service Provider” means an Employee, Director, or Consultant.

(oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 hereof.

(pp) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(qq) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan.

(a) Reserved Shares. Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is Seventeen Million Six Hundred Fourteen Thousand Two Hundred Ninety (17,614,290). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards. Except as otherwise provided this in Section, for every Share subject to Awards, the Shares available for grant hereunder shall be reduced by one. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares subject to an Award that are transferred to or retained by the Company to pay the tax and/or exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan and, for the elimination of doubt, the number of Shares of equal value to such cash payment shall become available for future grant or sale under the Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are (x) Shares that were subject to an Option or a share-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company or any Affiliate to pay the exercise price or the withholding taxes under an Option or Stock Appreciation Right or (z) Shares repurchased on the open market with the proceeds of an Option exercise. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14 hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) above, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.   Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees may be established with respect to different groups of Service Providers; in that event, the Committee established with respect to a group of Service Providers shall administer the Plan with respect to Awards granted to members of such group.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(iv) Delegation of Authority. The Committee shall be the Plan Administrator and shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Administrator by the Plan; provided, however, except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the

Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more Officers of the Company or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons who are non-employee Directors or otherwise are subject to Section 16 of the Exchange Act. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and condition, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to institute an Exchange Program and to determine the terms and conditions, not inconsistent with the terms of the Plan, for (1) the surrender or cancellation of outstanding Awards in exchange for Awards of the same type, Awards of a different type, and/or cash, or (2) the reduction of the exercise price of outstanding Awards;

(v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii) to modify or amend each Award (subject to Section 19(c) hereof);

(viii) to authorize any person to execute on behalf of the Company any instrument required to reflect or implement the grant of an Award previously granted by the Administrator;

(ix) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine consistent with the requirements for compliance with or exemption from the provisions of Code Section 409A; and

(x) to make all other determinations deemed necessary or advisable for administering the Plan.

Notwithstanding the foregoing, and except as set forth in Section 14(a) of this Plan or as otherwise permitted in connection with a substitution of an Option or Stock Appreciation Right in connection with a corporate transaction and to the extent consistent with Section 409A or Section 422 of the Code, as applicable, the Administrator may not, without shareholder approval, (a) reprice any Options or Stock Appreciation Rights or (b) pay cash or issue new Awards (including Restricted Stock or Restricted Stock Units or any other full value Awards) in exchange for the surrender and cancellation of any, or all, of a Service Provider’s outstanding Options or Stock Appreciation Rights at a time when the exercise price for such outstanding Options or Stock Appreciation Rights exceeds the Fair Market Value of a Share of Common Stock.

(c) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Service Providers, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Service Providers outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Service Providers outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limit described in Section 3 of this Plan; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

(d) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final, binding and conclusive on all Participants and any other holders of Awards.

5.   Award Eligibility and Limitations.

(a) General Rule. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards may be granted to Service Providers as determined by the Administrator in its discretion. Incentive Stock Options may be granted only to Employees. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Special Rule Regarding 2014 Merger. As soon as practicable after the later of the Effective Date or the effective time of that certain Agreement and Plan of Merger and Reorganization, dated as of January 15, 2014 to which the Company is a party, the Company shall take or cause to be taken appropriate actions (i) to collect the options (and the agreements evidencing such options) issued under the Berkeley Exotech, Inc. 2007 Equity Incentive Plan, as amended from time to time, and outstanding immediately prior to the effective time of such merger agreement, and (ii) provided such options are canceled (or deemed to be canceled) pursuant to the terms of such merger agreement and equity incentive plan, the Administrator shall issue or cause to be issued to the holder of each such canceled option, an Award on such terms as the Administrator terms necessary, consistent with the terms of the Plan, to comply with the provisions of Section 1.8 of such merger agreement.

6.   Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) Subject to the limits set forth in Section 3, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.

(b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof in the case of Incentive Stock Options. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies in a manner consistent with said Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 hereof.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by Award Agreement, if any, or by operation of this Section 6(d)(ii), the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the date the Participant ceases to be a Service Provider. Unless otherwise provided by the Administrator, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will continue to vest in accordance with the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.   Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Rights Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares with respect to which the Award is granted, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) above also will apply to the exercise of Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the “stock appreciation right exercise price,” as defined under Treasury Regulation Section 1.409A-1(b)(i)(B)(2), i.e., the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.   Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such Shares become non-forfeitable at the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise in a manner not prohibited by the Award Agreement.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be credited with any dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distributions credited to a Service Provider on account of such Service Provider’s Shares of Restricted Stock will be subject to the same restrictions on transferability and provisions for forfeiture as the Shares of Restricted Stock with respect to which they were paid and shall only be delivered to a Service Provider upon the expiration of the Period of Restriction applicable to such Shares of Restricted Stock.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.   Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d) hereof, may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, subject to the prohibition on acceleration of the timing of distribution of deferred compensation subject to Section 409A of the Code, to the extent applicable to the Award.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement, which shall satisfy the requirements of Section 409A of the Code, to the extent applicable to such Award. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.   Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Unless otherwise specified in an applicable Award Agreement, payment of earned and vested Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or, but in no event later than two and one-half months after the end of the Company’s taxable year to which such Performance Period relates, or if later, the end of the year in which such Performance Units/Shares are no longer subject to a substantial risk of forfeiture. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.   Performance-Based Compensation.

(a) General. Following the Amendment Date, the Administrator, in its discretion, may decide to grant Awards that are based on Performance Goals (as defined below) pursuant to this Section 11. Any Performance Units or Performance Shares granted prior to November 2, 2017, shall be governed by the terms of the Plan prior to the Amendment Date.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement (“Performance Goals”) including, but not limited to, (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, (x) total shareholder return, (xi) EBITDA, (xii) revenue or market share, (xiii) budget achievement, (xiv) achieving a level of productivity, (xv) completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets, (xvi) scientific or regulatory achievements, (xvii) implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators, (xviii) introducing products into one or more new markets, (xix) expense reduction or cost savings, and (xx) productivity improvements. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator may determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

12.   Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.   Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act of 1933, as amended.

14.   Adjustments; Dissolution or Liquidation; Merger or Change in Control; 2014 Merger.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 hereof.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed vested and be payable at the higher of (i) fully vested to the extent of actual achievement of the Performance Goals, or (ii) pro-rata vesting to the extent of deemed achievement of the target levels, with such pro-rata vesting calculated by reference to the number of full calendar days that a Participant was a Service Provider during the Performance Period). In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to settle in cash or a Performance Share or Performance Unit which the Administrator can determine to settle in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. Notwithstanding anything in this Section 14(c) to the contrary, upon the occurrence of a Change in Control, the Administrator may, but shall not be obligated to accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award.

(d) Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the purchase price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

15.   Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.   No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.   Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.   Term of Plan. Subject to Section 22 hereof, the Plan will become effective upon its adoption by the Board (the “Effective Date”). It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 hereof; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

19.   Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of the Plan and any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.   Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Limitation on Exercise of Options or Stock Appreciation Rights. Notwithstanding the terms of any Award Agreement to the contrary, the Administrator shall have the absolute discretion to impose a “blackout” period on the exercise of an Option or Stock Appreciation Right, as well as the settlement of any Award, with respect to any or all Participants (including those whose employment or service has terminated) to the extent that it determines that doing so is required or desirable in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of the Option or Stock Appreciation Right shall not expire until the earlier of (i) 30 days after the blackout period ends or (ii) the Option’s or Stock Appreciation Right’s expiration date but only if within 30 days thereafter the Company makes a cash payment to each affected Participant in an amount equal to the value of the Option or Stock Appreciation Right (as determined by the Administrator) immediately before its expiration and to the extent then vested and exercisable.

(c) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(d) Restrictive Legends. All Award Agreements and all securities of the Company issued pursuant thereto shall bear such legends regarding restrictions on transfer and such other legends as the appropriate officer of the Company shall determine to be necessary or advisable to comply with applicable securities and other laws.

21.   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.   Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws, including without limitation Section 422 of the Code. In the event that stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, all Incentive Stock Options granted hereunder shall be void ab initio and of no effect. Notwithstanding any other provisions of the Plan, no Awards shall be exercisable until the date of such stockholder approval.

23.   Notification of Election Under Section 83(b) of the Code. If any Service Provider shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Service Provider shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service and provide the Company with a copy thereof, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code. A Service Provider shall not be permitted to make a Section 83(b) election with respect to an Award of a Restricted Stock Unit.

24.   Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Service Provider shall notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

25.   409A. This Plan and the Awards granted hereunder are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code and the rules and regulations promulgated thereunder, and shall be interpreted in a manner consistent with that intention. If at the time of a Service Provider’s separation from service, such individual is considered a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment of nonqualified deferred compensation that such Service Provider becomes entitled to under the Plan or any Award is deemed payable on account of such individual’s separation from service, then any such payment shall be delayed and paid without interest on the first to occur of (i) six months and one day after the individual’s separation from service, or (ii) the individual’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with, or are exempt from, Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Service Provider on account of Section 409A or any other provision of the Code.

26.   Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules, subject to the Company’s intention that the Plan satisfies the requirements of jurisdictions outside of the United States of America with respect to Awards subject to such jurisdictions.

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EKSO BIONICS HOLDINGS, INC.

The Board of Directors recommends you vote FOR Proposals One through Three below:	**For**	**Against**	**Abstain**
1. To authorize the Company's Board of Directors to amend the Company's Articles of Incorporation to effect a reverse stock split of the Company's common stock, at a ratio ("Split Ratio") in the range of 1-for-5 to 1-for-15 (Proposal One);	☐	☐	☐
2. To amend the Company's Amended and Restated 2014 Equity Incentive to increase the number of shares of common stock authorized and available for issuance pursuant to awards under the Plan from 12,614,290 shares to 17,614,290 shares (or the quotient obtained by dividing such number by the Split Ratio, if Proposal One is approved and implemented) (Proposal Two); and	☐	☐	☐
3. Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes in favor of any of the foregoing proposals at the time of the Special Meeting (Proposal Three).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full legal corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E89591-S97276

EKSO BIONICS HOLDINGS, INC.
Special Meeting of Stockholders
March 12, 2020
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jack Peurach and Steven Sherman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EKSO BIONICS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:30 a.m. Pacific Time on March 12, 2020 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side